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             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 3, 1998, relating to the Statement of Assets and Liabilities of Vanguard Massachusetts Tax-Exempt Funds, which appears in such Statement of Additional Information. We also consent to the references to us under the heading "Independent Public Accountants" in such Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Thirty South Seventeenth Street
Philadelphia, PA
December 3, 1998